For the fiscal year ended September 30, 2007.
File number 811-07343
The Prudential Investment Portfolios, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment




THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
JennisonDryden Asset Allocation Funds

Supplement dated May 24, 2007 to the
Prospectus dated November 30, 2006

____________________________________________________________

JennisonDryden Conservative Allocation Fund, JennisonDryden
Moderate Allocation Fund and JennisonDryden Growth Allocation
Fund (each, a "JD Asset Allocation Fund") each operate under an affiliated fund of funds structure. To that end, each JD Asset Allocation Fund currently invests substantially all of its assets in Class Z shares of certain mutual funds within the JennisonDryden fund family.

At the most recent meeting of the Board of Directors (the "Board") of The Prudential Investment Portfolios, Inc., the Board approved permitting the JD Asset Allocation Funds to invest in additional JennisonDryden funds. Specifically, the Board authorized each JD
Asset Allocation Fund to invest in Class Z shares of Dryden Mid-
Cap Value Fund, Dryden Global Real Estate Fund and/or Jennison
Natural Resources Fund, Inc. (each, a New Underlying Fund).
Allowing the JD Asset Allocation Funds to invest in the New
Underlying Funds will benefit shareholders by increasing portfolio diversification and investment flexibility. Please note, in accordance with the requirements of Section 12(d)(1)(G) of the 1940 Act and Rule 12d1-2 thereunder, that: (i) none of the New Underlying Funds are themselves funds of funds, and (ii) Class Z shares of the New Underlying Funds are not subject to sales loads or distribution fees. It is anticipated that the New Underlying Funds will be available for investment by each JD Asset Allocation Fund on or about June 1, 2007.

The following sections of the Prospectus are revised to reflect this change:

1.  The following disclosure is added to the table captioned
"Conservative Allocation Portfolio" on page 10 of the Prospectus, to the table captioned "Moderate Allocation Portfolio" on page 12 of the Prospectus, and to the table captioned "Growth Allocation Portfolio" on page 14 of the Prospectus:


Underlying Fund
Investment Objective
Range of
Allocation of
Total Assets
Asset Class
Primary Investment
Type/Style
Dryden Global Real
Estate Fund
High current income
and long-term growth
of capital
0-20%
Equities
Equity-related securities of
real estate companies,
principally real estate
investment trusts (REITs)
Jennison Natural
Resources Fund, Inc.
Long-term growth of
capital
0-20%
Equities
Equity-related securities of
natural resource companies
and asset-based securities, the
value of which are related to
the market value of a natural
resource
Dryden Mid-Cap Value
Fund
Capital growth
0-20%
Equities
Medium capitalization
companies (i.e., companies
with equity market
capitalizations that fall within
the range of the Russell
Midcap Index)





2. The following disclosure is added as a new second paragraph under the caption "Principal Risks - Non-Diversified Status" on page 17 of the Prospectus:

In addition to the Portfolios being non-diversified mutual funds because of the fund of funds structure, two of the Underlying Funds, Dryden Global Real Estate Fund and Jennison
Natural Resources Fund, Inc., are each non-diversified mutual funds. This means that Dryden Global Real Estate Fund and Jennison
Natural Resources Fund, Inc. may invest more than 5% of their respective total assets in the securities of any one issuer. Investing in a non-diversified mutual fund involves greater risk than investing in a diversified fund because a loss resulting from the decline in value of any one security may represent a greater portion of the total assets of a non-diversified fund.

3.  The following disclosure is added after the section captioned
"Investment Risks -- Asset-Backed Securities" on page 40 of the
Prospectus:


Real Estate Investment Trusts (REITs)

Risks
Potential Rewards
* Performance depends on the strength of real estate markets, REIT management and property management which can be affected by many factors, including national and regional economic conditions.

   * Real estate holdings can generate
   good returns from rents, rising
   market values, etc.
* Greater diversification than direct
   ownership of real estate.




LR00165